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                                                                   EXHIBIT 23.5

CONSENT OF HOEFER & ARNETT, INCORPORATED


         We hereby consent to the use of our name and to the description of our opinion letter under the caption "Opinion of First Bancshares' Financial Advisor" in, and to the inclusion of such opinion letter as Appendix B to the joint Proxy Statement-Prospectus of Regions Financial Corporation and First Bancshares of Texas, Inc. which joint Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Regions Financial Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            /s/ Hoefer & Arnett, Incorporated
                                            HOEFER & ARNETT, INCORPORATED


Austin, Texas

October 2, 2001


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